Exhibit 99.2

MAMMOTH ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 2, 2025, Mammoth Energy Partners LLC ("MEP"), a subsidiary of Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), entered into an Equity Purchase Agreement (the “Agreement”), as the seller, with Qualus, LLC (“Qualus”), as the buyer, and Aquawolf LLC ("Aquawolf"), MEP's wholly-owned subsidiary and subject of the sale, as a party to the Agreement. Pursuant to the Agreement, MEP sold all equity interests in Aquawolf (the "Engineering Business"), which was included in the Company’s Infrastructure segment, to Qualus for $30.0 million (“Transaction A”). Transaction A was completed simultaneously with the signing of the Agreement on December 2, 2025. The Company will report the results of its Engineering Business as discontinued operations in the Company’s consolidated financial statements beginning in its Annual Report on Form 10-K for the annual period ending December 31, 2025.

As previously reported, on June 16, 2025, Stingray Pressure Pumping LLC (“Stingray”) and Mammoth Equipment Leasing LLC (“Mammoth Equipment”), subsidiaries of Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), entered into an Equipment Purchase Agreement, as the sellers, with MGB Manufacturing, LLC (“MGB”), as the buyer, pursuant to which Stingray and Mammoth Equipment sold all of its equipment used in its hydraulic fracturing business, which is included in the Company’s Well Completion segment, to MGB for $15.0 million (“Transaction B”). In addition, on April 11, 2025, Lion Power Services LLC (“Lion”), a subsidiary of Mammoth, entered into an Equity Purchase Agreement, as the seller, with Peak Utility Services Group, Inc., as the buyer, pursuant to which Lion sold all equity interests in its wholly-owned subsidiaries 5 Star Electric, LLC (“5 Star”), Higher Power Electrical, LLC (“Higher Power”) and Python Equipment LLC (“Python” and collectively with 5 Star and Higher Power, the “T&D Business”) (“Transaction C”). The aggregate sales price in connection with the Transaction was approximately $108.7 million, subject to customary post-closing adjustments. See the discussion of related pro forma adjustments within the paragraph below. The information and exhibits contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2025 are incorporated by reference into this Exhibit 99.2.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from the Company’s historical consolidated financial statements and give pro forma effect to Transactions A, B and C (the “Transactions”). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025 reflects the Company’s financial position as if the Transactions had occurred on September 30, 2025. The adjustments in the “Transaction Accounting Adjustments” columns in the Unaudited Pro Forma Condensed Consolidated Balance Sheet give effect to Transaction A as if it had occurred as of September 30, 2025. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and each of the years ended December 31, 2024 and 2023 reflect the results of operations as if the Transactions had occurred on January 1, 2023 in that they reflect the reclassification of the Company’s engineering, hydraulic fracturing and T&D businesses as discontinued operations for all periods presented.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from, and should be read in conjunction with, the Company’s unaudited condensed consolidated financial statements and the notes thereto as of September 30, 2025, and for the nine months ended September 30, 2025, the Company’s audited consolidated financial statements and the notes thereto as of December 31, 2024, and for the two years ended December 31, 2024, Management’s Discussion and Analysis included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025 and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The historical financial results of the engineering, hydraulic fracturing and T&D businesses will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods presented upon the effective date of each transaction.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information currently available, subject to the assumptions and adjustments described in the accompanying notes and is not intended to represent what the Company’s condensed consolidated balance sheet and statements of operations actually would have been had the Transactions occurred on the dates indicated above. Further, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s financial position and results of operations for any future period and does not reflect all actions that may be undertaken by the Company following the closing of the Transactions. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transactions. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the time of filing. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes. The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Transactions on the Company’s financial condition and results of operations. The adjustments included within the “Discontinued Operations” columns of the Unaudited Pro Forma Condensed Consolidated Financial Statements are the Company’s current preliminary estimates on a discontinued operations basis and could change as the Company finalizes discontinued operations accounting to be reported in the Annual Report on Form 10-K for the year ending December 31, 2025.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2025

ASSETS	Historical (as reported)	Discontinued Operations (Transaction A) (a)	Transaction Accounting Adjustments (Transaction A)		Pro Forma
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$98,167	$—	$23,502	(b)	$121,669
Marketable securities	12,733	—	—		12,733
Restricted cash	29,461	—	2,450	(c)	31,911
Accounts receivable, net	41,893	(2,248)	—		39,645
Inventories	4,269	—	—		4,269
Current assets held for sale	5,618	—	—		5,618
Other current assets	4,310	(402)	—		3,908
Current assets of discontinued operations	2,558	—	—		2,558
Total current assets	199,009	(2,650)	25,952		222,311

Property, plant and equipment, net	83,828	(51)	—		83,777
Sand reserves, net	39,713	—	—		39,713
Operating lease right-of-use assets	3,592	(559)	—		3,033
Other non-current assets	6,219	—	—		6,219
Noncurrent assets of discontinued operations	4,392	—	—		4,392
Total assets	$336,753	$(3,260)	$25,952		$359,445

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$12,219	$(1,107)	$—		$11,112
Accrued expenses and other current liabilities	17,519	(1,309)	367	(d)	16,577
Current liabilities held for sale	42	—	—		42
Current operating lease liabilities	2,693	(188)	—		2,505
Income taxes payable	46,634	—	574	(e)	47,208
Current liabilities of discontinued operations	1,052	—	—		1,052
Total current liabilities	80,159	(2,604)	941		78,496

Deferred income tax liabilities	2,541	—	—		2,541
Long-term operating lease liabilities	2,028	(395)	—		1,633
Asset retirement obligations	2,722	—	—		2,722
Other long-term liabilities	60	(21)	—		39
Noncurrent liabilities of discontinued operations	—	—	—		—
Total liabilities	87,510	(3,020)	941		85,431

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value	482	—	—		482
Additional paid-in capital	540,842	—	—		540,842
Accumulated deficit	(287,947)	(240)	25,011	(f)	(263,176)
Accumulated other comprehensive loss	(4,134)	—	—		(4,134)
Total equity	249,243	(240)	25,011		274,014
Total liabilities and equity	$336,753	$(3,260)	$25,952		$359,445

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2025

	Historical (as reported)	Discontinued Operations (Transaction A) (a)	Pro Forma
	(in thousands, except per share amounts)
REVENUE
Services revenue	$30,791	$(11,967)	$18,824
Services revenue - related parties	1,168	—	1,168
Product revenue	14,843	—	14,843
Total revenue	46,802	(11,967)	34,835

COST, EXPENSES AND GAINS
Services cost of revenue	25,889	(9,010)	16,879
Services cost of revenue - related parties	288	—	288
Product cost of revenue	14,886	—	14,886
Selling, general and administrative	14,992	(1,170)	13,822
Depreciation, depletion, amortization and accretion	7,679	(18)	7,661
Gains on disposal of assets, net	(2,675)	—	(2,675)
Impairment of long-lived assets	31,669	—	31,669
Total cost, expenses and gains, net	92,728	(10,198)	82,530
Operating income (loss)	(45,926)	(1,769)	(47,695)

OTHER INCOME (EXPENSE)
Interest income (expense and financing charges), net	1,434	(322)	1,112
Interest expense and financing charges, net - related parties	—	—	—
Other expense, net	(2,791)	(1)	(2,792)
Total other (expense) income, net	(1,357)	(323)	(1,680)
Loss before income taxes	(47,283)	(2,092)	(49,375)
Provision for income taxes	2,044	(1)	2,043
Net loss from continuing operations	(49,327)	(2,091)	(51,418)
Net income from discontinued operations, net of income taxes	45,023	25,011	70,034
Net (loss) income	$(4,304)	$22,920	$18,616

Net loss per share from continuing operations (basic and diluted)	$(1.02)		$(1.07)
Net income per share from discontinued operations (basic and diluted)	0.93		1.45
Net (loss) income per share (basic and diluted)	$(0.09)		$0.39
Weighted average number of shares outstanding (basic and diluted)	48,245		48,245

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2024

	Pro Forma (previously adjusted for Transactions B & C)	Subsequent Adjustments to Transactions B & C	Discontinued Operations (Transaction A)	Pro Forma (combined)
	(in thousands, except per share amounts)
REVENUE
Services revenue	$41,486	$771	$(17,263)	$24,994
Services revenue - related parties	1,548	—	—	1,548
Product revenue	19,026	31	—	19,057
Total revenue	62,060	802	(17,263)	45,599

COST, EXPENSES AND GAINS
Services cost of revenue	44,789	(7,394)	(13,017)	24,378
Services cost of revenue - related parties	366	—	—	366
Product cost of revenue	18,911	(1,120)	—	17,791
Selling, general and administrative	116,872	(729)	(1,769)	114,374
Depreciation, depletion, amortization and accretion	11,985	(241)	(29)	11,715
(Gains) losses on disposal of assets, net	(3,483)	721	—	(2,762)
Total cost, expenses and gains	189,440	(8,763)	(14,815)	165,862
Operating loss	(127,380)	9,565	(2,448)	(120,263)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(5,254)	470	(6)	(4,790)
Interest expense and financing charges, net - related parties	(4,707)	—	—	(4,707)
Other expense, net	(64,565)	1	—	(64,564)
Total other expense, net	(74,526)	471	(6)	(74,061)
Loss before income taxes	(201,906)	10,036	(2,454)	(194,324)
Provision (benefit) for income taxes	(11,294)	2	(13)	(11,305)
Net loss	$(190,612)	$10,034	$(2,441)	$(183,019)

Net loss per share (basic and diluted)	$(3.97)			$(3.81)
Weighted average number of shares outstanding (basic and diluted)	48,065			48,065

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2023

	Pro Forma (previously adjusted for Transactions B & C)	Subsequent Adjustments to Transactions B & C	Discontinued Operations (Transaction A)	Pro Forma (combined)
	(in thousands, except per share amounts)
REVENUE
Services revenue	$46,996	$906	$(14,656)	$33,246
Services revenue - related parties	980	—	—	980
Product revenue	39,285	(137)	—	39,148
Total revenue	87,261	769	(14,656)	73,374

COST, EXPENSES AND GAINS
Services cost of revenue	57,023	(17,669)	(10,977)	28,377
Services cost of revenue - related parties	475	—	—	475
Product cost of revenue	27,489	(1,823)	—	25,666
Selling, general and administrative	29,197	(7,025)	(1,722)	20,450
Depreciation, depletion, amortization and accretion	22,357	(474)	(25)	21,858
(Gains) losses on disposal of assets, net	(5,622)	2,114	—	(3,508)
Impairment of goodwill	1,810	—	—	1,810
Total cost, expenses and gains	132,729	(24,877)	(12,724)	95,128
Operating loss	(45,468)	25,646	(1,932)	(21,754)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(9,997)	2,683	40	(7,274)
Interest expense and financing charges, net - related parties	(1,241)	—	—	(1,241)
Other expense, net	42,845	2	18	42,865
Total other expense, net	31,607	2,685	58	34,350
(Loss) income before income taxes	(13,861)	28,331	(1,874)	12,596
Provision for income taxes	12,199	54	—	12,253
Net (loss) income	$(26,060)	$28,277	$(1,874)	$343

Net (loss) income per share (basic and diluted)	$(0.55)			$0.01
Weighted average number of shares outstanding (basic and diluted)	47,777			47,777
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations include the following adjustments:

Engineering Discontinued Operations:
(a) Reflects the discontinued operations of the Engineering Business, including associated assets, liabilities, equity and results of operations. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated, but did not specifically relate to the Engineering Business, as they did not meet the discontinued operations criteria. Such allocations included labor and non-labor expenses related to the Company’s corporate support functions (e.g., executive, information technology, human resources, legal, accounting, among others) that historically provided support to the Engineering Business.

Engineering Transaction Accounting Adjustments:

(b) Reflects the cash proceeds of approximately $23.5 million received from the buyer from the disposal of the Engineering Business.

(c) Reflects cash of $2.5 million deposited into an escrow account by the buyer for the purposes of funding post-closing adjustments and indemnified liabilities.

(d) Reflects approximately $0.4 million of costs associated with Transaction A to be incurred subsequent to September 30, 2025.

(e) Reflects approximately $0.6 million of estimated current income tax payable associated with the estimated taxable gain from Transaction A. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the period presented.

(f) Reflects an estimated gain of $24.8 million related to Transaction A based on the estimate of $26.0 million of consideration less transaction costs of $0.4 million, net income tax liabilities of $0.6 million and the engineering net assets as of September 30, 2025 of $0.2 million. The actual gain recorded upon close may be subject to change and will be based on amounts as of the close date. Since the Unaudited Pro Forma Condensed Consolidated Statements of Operations only include continuing operations, the estimated gain on sale is not included for the years ended December 31, 2024 and 2023. For the nine months ended September 30, 2025, because discontinued operations are presented in the Company’s Quarterly Report on Form 10-Q, the estimated gain on sale is reflected in the pro forma adjustments.

In connection with Transaction A, the Company entered into a transition services agreement with Qualus whereby the MEP will provide certain post-closing services to Qualus on a transitional basis. This agreement is not expected to have a material impact on the periods presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements.

Subsequent Adjustments to Transaction B & C:
Reflects the discontinued operations of Silverback Energy LLC (“Silverback”) and Anaconda Manufacturing LLC (“Anaconda”). Silverback and Anaconda provided trucking and manufacturing operations, respectively, primarily in support of the Company’s hydraulic fracturing operations. As a result of the Pressure Pumping Transaction, Silverback and Anaconda ceased operations. In accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations, these entities meet the criteria to be included in discontinued operations. Additionally, post-closing adjustments related to Transaction C are reflected in the pro forma financial information as discussed above.